UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of the earliest event reported): December 29, 2017 (December 29, 2017)

BECTON, DICKINSON AND COMPANY

(Exact Name of Registrant as Specified in Its Charter)

New Jersey	001-4802	22-0760120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Becton Drive

Franklin Lakes, New Jersey 07417-1880

(Address of principal executive offices)(Zip Code)

(201) 847-6800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 8.01. Other Events.

Becton, Dickinson and Company (“BD”) is registering 487,989 shares (the “Shares”) of its common stock, par value $1.00 per share, under BD’s registration statement on Form S-3 (File No. 333-206020) (the “Registration Statement”), as supplemented by a prospectus supplement, dated as of December 29, 2017, filed with the Securities and Exchange Commission on December 29, 2017. The Shares are issuable to certain former employees of C. R. Bard, Inc. and employees of certain former affiliates of C. R. Bard, Inc. upon the exercise of certain stock-settled stock appreciation rights issued under the Becton, Dickinson and Company 2004 Employee and Director Equity-Based Compensation Plan, as amended and restated, that we have agreed to substitute for outstanding equity awards previously granted by C. R. Bard, Inc. in connection with our acquisition of C. R. Bard, Inc.

Attached hereto and incorporated by reference to the Registration Statement as Exhibit 5.1 is a copy the opinion of Gary DeFazio, as Senior Vice President, Corporate Secretary and Associate General Counsel for BD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

5.1	Opinion of Gary DeFazio, as Senior Vice President, Corporate Secretary and Associate General Counsel for Becton, Dickinson and Company

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BECTON, DICKINSON AND COMPANY (Registrant)

By:	/s/ Gary DeFazio
Name:	Gary DeFazio
Title:	Senior Vice President, Corporate Secretary and Associate General Counsel

Date: December 29, 2017